www.casipharmaceuticals.com

FOR IMMEDIATE RELEASE

CASI PHARMACEUTICALS REPORTS 2015 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

ROCKVILLE, Md. (March 28, 2016) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a biopharmaceutical company dedicated to innovative therapeutics addressing cancer and other unmet medical needs, today reported financial results for the three and 12 months ended December 31, 2015.

The Company reported a net loss of ($1.7 million), or ($0.05) per share, for the three months ended December 31, 2015. This compares with a net loss of ($1.6 million), or ($0.05) per share for the fourth quarter of 2014. The increase in net loss can be attributed to costs associated with enrolling patients in our Phase 2 Trial for ENMD-2076 in fibrolamellar carcinoma (FLC) during the fourth quarter of 2015, as well as increasing costs associated with expanding our China operations.

The net loss for the year ended December 31, 2015 was ($7.2 million), or ($0.22) per share, compared with a net loss of ($26.2) million or ($0.92) per share for 2014. The reported net loss for 2014 included a non-cash expense of $19.7 million for acquired in-process research and development associated with the September 2014 successful in-license of the rights for greater China of MARQIBO®, ZEVALIN® and EVOMELA™ from Spectrum Pharmaceuticals. The Company secured these rights primarily with equity and no cash up front. Excluding this non-cash expense, the net loss for 2014 would have been ($6.5 million), or ($0.23) per share.

As of December 31, 2015, CASI had cash and cash equivalents of $5.1 million. In January 2016, the Company completed an initial closing of a strategic financing and received net proceeds of $10.2 million.

Sara B. Capitelli, CASI’s Vice President, Finance and Principal Accounting Officer, commented, “Our research and development expenses for the fourth quarter increased over the prior year due to clinical trial costs associated with the initiation of our FLC trial in November 2015 and higher costs associated with our growing China operations during 2015. The decrease in general and administrative expenses compared with the previous year primarily reflects higher costs incurred in 2014 associated with our in-license of Spectrum products in 2014. We are continuing to execute our clinical development plans in the U.S. and China, and expect operating expenses to increase in 2016.”

Further information regarding the Company, including its Annual Report on Form 10-K for the year ended December 31, 2015, can be found at www.casipharmaceuticals.com.

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 / Fax 301.315.2437

Ken K. Ren, Ph.D., Chief Executive Officer, commented, “Our financial results for the fourth quarter and year ended December 31, 2015 were as anticipated. In January 2016, we received $10.2 million net proceeds in an initial closing of a strategic financing which included common stock priced at $1.19 per share, the proceeds of which will support our product pipeline and advance our clinical and regulatory activities. Our import drug registration activities for MARQIBO®, ZEVALIN® and EVOMELA™ in China are ongoing, including the filing of our import registration trial application with CFDA for MARQIBO® in January 2016. Our partner, Spectrum Pharmaceuticals, recently received FDA approval for EVOMELA™ which now allows us to advance the CFDA registration process towards an import registration trial and market approval in China. We continue to advance the clinical development of our lead proprietary drug candidate, ENMD-2076. Our Phase 2 trial in FLC is progressing well with 60% of patients already recruited for stage one of our 2-stage trial, and our Phase 2 trials in ovarian clear cell carcinoma, triple negative breast cancer and soft tissue sarcoma continue to progress along with correlative biomarker analysis. We continue to carefully manage our expenses, while achieving interim milestones towards our mission to become a fully-integrated pharmaceutical company with a rich product pipeline.”

About CASI Pharmaceuticals, Inc.

CASI is a biopharmaceutical company dedicated to the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a commercial focus on China. CASI’s product pipeline includes exclusive rights to MARQIBO® (vinCRIStine sulfate LIPOSOME injection), ZEVALIN® (ibritumomab tiuxetan) and EVOMELA™ (CE-Melphalan HCI for injection) for greater China (including Taiwan, Hong Kong and Macau). CASI’s development pipeline also includes its proprietary drug candidate ENMD-2076, a selective angiogenic kinase inhibitor currently in multiple Phase 2 oncology studies, and 2ME2 (2-methoxyestradial) an orally active compound that has antiproliferative, antiangiogenic and anti-inflammatory properties. CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals, including, without limitation, with respect to the closing of the private placement offering and the anticipated use of the net proceeds. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that the final closing of the private placement offering does not occur, that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility in the market price of our common stock; risks relating to interests of our largest stockholders that differ from our other stockholders; the risk of substantial dilution of existing stockholders in future stock issuances, including as a result of the closing of the private placement offering; the difficulty of executing our business strategy in China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; and risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

MARQIBO®, ZEVALIN® and EVOMELA™ are proprietary to Spectrum Pharmaceuticals, Inc. and its affiliates.

COMPANY CONTACT: CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com	INVESTOR CONTACT: Torrey Hills Capital Jim Macdonald 858.456.7300 jmacdonald@torreyhillscapital.com

(Financial Table Follows)

CASI Pharmaceuticals, Inc. SUMMARY OF OPERATING RESULTS Three Months Ended December 31,
	2015	2014
Total revenues	$-	$23,727
Research and development	$1,044,924	$784,024
General and administrative	$659,245	$823,092
Net loss	$(1,702,699)	$(1,596,677)
Net loss per share attributable to common shareholders (basic and diluted)	$(0.05)	$(0.05)
Weighted average number of shares outstanding (basic and diluted)	32,445,811	32,445,811

Twelve Months Ended December 31,

	2015	2014
Total revenues	$47,712	$23,727
Research and development	$4,075,572	$2,765,492
General and administrative	$3,118,269	$3,756,548
Acquired in-process research and development	$-	$19,681,711
Net loss	$(7,206,423)	$(26,202,308)
Net loss per share attributable to common shareholders (basic and diluted)	$(0.22)	$(0.92)
Weighted average number of shares outstanding (basic and diluted)	32,445,811	28,595,402
Cash and cash equivalents	$5,131,114	$10,669,919

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